Exhibit 99.2
                                                                    ------------


                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))


Check this box if no longer subject to Section 16: [ ]

Name and Address:                            Oracle Associates, LLC
                                             200 Greenwich Avenue, 3rd Floor
                                             Greenwich, CT 06830

Issuer and Ticker Symbol:                    Mediware Information Systems, Inc.
                                             (MEDW)

Date of Earliest Transaction:                ---

Relationship to Issuer:                      10% Owner

Designated Filer:                            Larry N. Feinberg

TABLE I INFORMATION
Title of Security:                           Common Stock
Transaction Date:                            ---
Transaction Code:                            ---
Securities Disposed:                         ---
Acquired or Disposed:                        ---
Ownership Form:                              I
Amount Beneficially Owned After Transaction: 993,100 as of the date hereof
Nature of Indirect Beneficial Ownership:     (3)


Signature:                                   ORACLE ASSOCIATES, LLC

                                             By: /s/ Larry N. Feinberg
                                                 ------------------------------
                                                 Name:  Larry N. Feinberg
                                                 Title: Managing Member


Date:                                        April 8, 2005